Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is intended to accompany the Quarterly Report on Form 10-QSB of REIT Americas, Inc. (the “Company”) for the period ending September 30, 2005, filed with the Securities and Exchange Commission on the date hereof (the “Report”), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. To the best of my knowledge, I, Dale F. Markham, hereby certify in my capacity as the Chief Executive Officer of the Company, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ F. Dale Markham

F. Dale Markham Chief Executive Officer November 14, 2005